Exhibit 99.1

Media Contact:	John Fuller 216.689.8140	Analyst Contact:	Vernon L. Patterson 216.689.0520

Key Media Newsroom:	www.Key.com/newsroom	Investor Relations Information:	www.Key.com/ir

FOR IMMEDIATE RELEASE

KEYCORP REPORTS FOURTH QUARTER AND 2003 EARNINGS

•	EPS of $0.55 for the fourth quarter and $2.12 for the full year

•	Net interest margin up; loan growth remains challenging

•	Core deposits increase for the sixth consecutive quarter

•	Expenses unchanged despite higher severance costs

•	Continued improvement in asset quality

•	Strong capital position; 4 million shares repurchased

CLEVELAND, January 16, 2004- KeyCorp (NYSE: KEY) today announced fourth quarter net income of $234 million, or $0.55 per diluted common share. These results compare with net income of $227 million, or $0.53 per share, for the third quarter of 2003, and $245 million, or $0.57 per share, for the fourth quarter of 2002.

     Key’s 2003 net income was $903 million, or $2.12 per diluted common share, compared with $976 million, or $2.27 per share in 2002.

     “Key reported solid fourth quarter financial results,” said Chairman and Chief Executive Officer Henry L. Meyer III. “We improved our net interest margin, continued to grow core deposits, had a stronger performance from our market-sensitive businesses and managed our expenses effectively. Although we saw no improvement in commercial loan growth during the quarter, we were encouraged by the continued steady growth in our commercial lease financing and home equity lending businesses.

     “In addition, Key’s asset quality trends remain positive. Nonperforming loans fell by $101 million, marking the fifth consecutive quarterly decrease.

     “We are optimistic that 2004 results will be better than 2003’s, given the positive momentum gained in the fourth quarter and a gradually improving economy. For 2004, we expect earnings to be in the range of $.52 to $.55 per share for the first quarter and $2.25 to $2.35 per share for the full year.”

SUMMARY OF CONSOLIDATED RESULTS

     Taxable-equivalent net interest income improved modestly to $693 million for the fourth quarter of 2003 from $690 million in the previous quarter. Key’s net interest margin of 3.78% rose 5 basis points, while average earning assets decreased by $510 million. Declines in the levels of commercial loans and securities more than offset continued growth in commercial lease financing and home equity lending. Compared with the fourth quarter of 2002, taxable-equivalent net interest income decreased by $31 million, as the negative effect of a lower net interest margin more than offset the effect of a 1% increase in average earning assets.

KeyCorp Reports Fourth Quarter 2003 Earnings
January 16, 2004

     Key’s noninterest income was $466 million for the fourth quarter of 2003, up from $463 million for the third quarter. Stronger financial markets contributed to a $16 million increase in investment banking income and an $8 million increase in income from trust and investment services. Noninterest income also benefited from a $10 million decrease in losses incurred on the residual values of leased vehicles and equipment. These positive results were offset in part by a $10 million decrease in income from dealer trading and derivatives and a $17 million reduction in net gains from loan securitizations and sales; third quarter results benefited from Key’s annual education loan securitization. Compared with the year-ago quarter, noninterest income grew by $20 million, reflecting a $12 million decrease in net losses incurred on the residual values of leased vehicles and equipment. In addition, Key had $8 million of net gains from principal investing in the fourth quarter of 2003, compared with $13 million of net losses in the fourth quarter of 2002. These improvements were partially offset by lower income from service charges on deposit accounts.

     Noninterest expense was $698 million for the fourth quarter of 2003 and essentially unchanged from the prior quarter, despite a $9 million increase in severance expense. Compared with the fourth quarter of 2002, noninterest expense grew by $30 million, or 4%. A $25 million rise in personnel expense accounted for most of the growth from the year-ago quarter with the largest increases occurring in pension costs (up $7 million), stock-based compensation (up $6 million) and severance expense (up $5 million).

ASSET QUALITY

     Key’s provision for loan losses was $123 million for the fourth quarter of 2003, equal to that for the third quarter of 2003 and down from $147 million for the year-ago quarter.

     Net loan charge-offs for the quarter totaled $123 million, or 0.78% of average loans, compared with $123 million, or 0.77%, for the previous quarter and $186 million, or 1.18%, for the year-ago quarter. Included in fourth quarter 2002 net charge-offs are $39 million of losses charged to the now depleted portion of Key’s allowance for loan losses that had been segregated in connection with management’s decision to discontinue many credit-only relationships in the leveraged financing and nationally syndicated lending businesses and to facilitate sales of distressed loans in other portfolios.

     During the fourth quarter of 2003, Key’s nonperforming loans decreased by $101 million to $694 million, primarily due to reductions in the middle market, large corporate, structured finance and commercial real estate portfolios. Nonperforming loans represented 1.11% of loans outstanding at December 31, 2003, down from 1.27% at September 30, 2003, and 1.51% at December 31, 2002. Key’s allowance for loan losses stood at $1.4 billion, or 2.24% of loans outstanding at both December 31, 2003, and September 30, 2003, compared with $1.5 billion, or 2.32% at December 31, 2002. At December 31, 2003, the allowance for loan losses represented 203% of nonperforming loans, compared with 177% at September 30, 2003, and 154% a year ago.

CAPITAL

     Key’s capital ratios continued to exceed all “well-capitalized” regulatory benchmarks at December 31, 2003. During the fourth quarter, risk-based capital ratios for certain prior periods were restated to reflect a more precise risk weighting of certain loans and a more precise measurement and risk weighting of unfunded commitments.

     Key’s tangible equity to tangible assets ratio was 6.94% at both December 31, 2003, and September 30, 2003, compared with 6.73% at December 31, 2002. This ratio is currently above management’s targeted range of 6.25% to 6.75%.

KeyCorp Reports Fourth Quarter 2003 Earnings
January 16, 2004

     Key’s strong capital position provides the company with the flexibility to take advantage of future investment opportunities and to repurchase shares when appropriate. During the fourth quarter, Key repurchased 4 million of its common shares under an authorization that allows for the repurchase of up to 25 million shares. At December 31, 2003, there were 21 million shares remaining for repurchase under that authorization. Share repurchases and other activities that caused the change in Key’s outstanding common shares over the past five quarters are summarized in the table below.

Summary of Changes in Common Shares Outstanding

in thousands	4Q03	3Q03	2Q03	1Q03	4Q02

Shares outstanding at beginning of period	419,266	421,074	422,783	423,944	424,864
Issuance of shares under employee benefit and dividend reinvestment plans	1,228	692	1,291	839	300
Repurchase of common shares	(4,000)	(2,500)	(3,000)	(2,000)	(1,220)

Shares outstanding at end of period	416,494	419,266	421,074	422,783	423,944

LINE OF BUSINESS RESULTS

     The following table summarizes the contribution made by each major business group to Key’s taxable-equivalent revenue and net income for the periods presented. The specific lines of business that comprise each of the major business groups are described under the heading “Line of Business Descriptions.” For more detailed financial information pertaining to each business group and its respective lines of business, see the last three pages of this release.

Major Business Groups

				Percent change 4Q03 vs.
dollars in millions	4Q03	3Q03	4Q02	3Q03	4Q02

Revenue (taxable equivalent)
Consumer Banking	$595	$616	$575	(3.4)%	3.5%
Corporate and Investment Banking	415	385	407	7.8	2.0
Investment Management Services	219	208	210	5.3	4.3
Other Segments	(36)	(26)	1	(38.5)	N/M

Total segments	1,193	1,183	1,193	.8	—
Reconciling Items	(34)	(30)	(23)	(13.3)	(47.8)

Total	$1,159	$1,153	$1,170	.5	(.9)

Net income (loss)
Consumer Banking	$108	$120	$101	(10.0)%	6.9%
Corporate and Investment Banking	110	97	100	13.4	10.0
Investment Management Services	33	26	30	26.9	10.0
Other Segments	(15)	(11)	9	(36.4)	N/M

Total segments	236	232	240	1.7	(1.7)
Reconciling Items	(2)	(5)	5	60.0	N/M

Total	$234	$227	$245	3.1	(4.5)

N/M = Not Meaningful

KeyCorp Reports Fourth Quarter 2003 Earnings
January 16, 2004

Consumer Banking

				Percent change 4Q03 vs.
dollars in millions	4Q03	3Q03	4Q02	3Q03	4Q02

Summary of operations
Net interest income (TE)	$477	$475	$455	.4%	4.8%
Noninterest income	118	141	120	(16.3)	(1.7)

Total revenue (TE)	595	616	575	(3.4)	3.5
Provision for loan losses	68	70	77	(2.9)	(11.7)
Noninterest expense	354	355	336	(.3)	5.4

Income before income taxes (TE)	173	191	162	(9.4)	6.8
Allocated income taxes and TE adjustments	65	71	61	(8.5)	6.6

Net income	$108	$120	$101	(10.0)	6.9

Percent of consolidated net income	46%	53%	41%	N/A	N/A

Average balances
Loans	$29,160	$29,100	$27,864	.2%	4.7%
Total assets	31,560	31,505	30,201	.2	4.5
Deposits	34,945	34,999	33,910	(.2)	3.1

TE = Taxable Equivalent, N/A = Not Applicable

Additional Consumer Banking Data				Percent change 4Q03 vs.
dollars in millions	4Q03	3Q03	4Q02	3Q03	4Q02

Average deposits outstanding
Noninterest-bearing	$5,680	$5,704	$5,350	(.4)%	6.2%
Money market deposit accounts and other savings	15,661	15,576	13,609	.5	15.1
Time	13,604	13,719	14,951	(.8)	(9.0)

Total deposits	$34,945	$34,999	$33,910	(.2)	3.1

Home equity loans
Retail Banking and Small Business:
Average balance	$8,340	$8,257	$7,465
Average loan-to-value ratio	72%	72%	72%
Percent first lien positions	59	58	51
National Home Equity:
Average balance	$5,193	$5,164	$4,887
Average loan-to-value ratio	74%	74%	80%
Percent first lien positions	82	82	79

Other data
On-line clients/household penetration	768,106 / 39%	722,172 / 37%	575,894 / 32%
KeyCenters	906	900	910
Automated teller machines	2,167	2,158	2,165

     Net income for Consumer Banking was $108 million for the fourth quarter of 2003, representing a $7 million increase from the year-ago quarter. The increase was due primarily to growth in taxable-equivalent net interest income and a lower provision for loan losses, offset in part by higher noninterest expense.

     Taxable-equivalent net interest income grew by $22 million, or 5%, from the fourth quarter of 2002, due largely to an improved interest rate spread on earning assets; a 5% increase in average loans outstanding, primarily in the home equity portfolio; and a higher level of average core deposits. The positive effects of these factors were offset in part by the adverse effect of a less favorable interest rate spread on deposits.

     Noninterest income decreased by $2 million, or 2%, due primarily to a reduction in service charges on deposit accounts generated by the Retail Banking line of business. The decrease in deposit service charges resulted from lower overdraft fees, as well as the introduction of free checking products during the second half of 2002. This adverse change was substantially offset by an increase in net gains from loan securitizations and sales.

     Noninterest expense rose by $18 million, or 5%, from the fourth quarter of 2002. Most of the increase was attributable to costs associated with other real estate owned, personnel expense and various indirect charges.

KeyCorp Reports Fourth Quarter 2003 Earnings
January 16, 2004

     The provision for loan losses decreased by $9 million, or 12%, as a result of improved asset quality in the Indirect Lending and Retail Banking businesses.

Corporate and Investment Banking

				Percent change 4Q03 vs.
dollars in millions	4Q03	3Q03	4Q02	3Q03	4Q02

Summary of operations
Net interest income (TE)	$268	$260	$262	3.1%	2.3%
Noninterest income	147	125	145	17.6	1.4

Total revenue (TE)	415	385	407	7.8	2.0
Provision for loan losses	49	48	67	2.1	(26.9)
Noninterest expense	190	182	181	4.4	5.0

Income before income taxes (TE)	176	155	159	13.5	10.7
Allocated income taxes and TE adjustments	66	58	59	13.8	11.9

Net income	$110	$97	$100	13.4	10.0

Percent of consolidated net income	47%	43%	41%	N/A	N/A

Average balances
Loans	$27,244	$27,784	$28,665	(1.9)%	(5.0)%
Total assets	31,721	31,966	32,551	(.8)	(2.5)
Deposits	4,838	4,621	3,926	4.7	23.2

TE = Taxable Equivalent, N/A = Not Applicable

     Net income for Corporate and Investment Banking was $110 million for the fourth quarter of 2003, up from $100 million for the same period last year. A significant reduction in the provision for loan losses and an increase in taxable-equivalent net interest income drove the improvement, and more than offset an increase in noninterest expense.

     Taxable-equivalent net interest income increased by $6 million, or 2%, from the fourth quarter of 2002, due primarily to a more favorable interest rate spread on earning assets and a higher level of average core deposits. The positive effects of these factors were offset in part by a less favorable interest rate spread on deposits and other funding sources; and a decrease in average loans outstanding. Although the overall demand for commercial loans remained soft, commercial lease financing receivables increased for the tenth consecutive quarter and grew by $687 million, or 10%, from the fourth quarter of 2002.

     Noninterest income increased by $2 million, or 1%, due largely to an increase in non-yield-related loan fees. In addition, the Key Equipment Finance line of business recorded net gains from the residual values of leased equipment in the fourth quarter, compared with net losses a year ago. These positive results were offset partially by a reduction in net gains from loan sales in the KeyBank Real Estate Capital line and a decrease in investment banking and capital markets income in Corporate Banking.

     Noninterest expense rose by $9 million, or 5%, due to increases in personnel expense and various indirect charges.

     The provision for loan losses decreased by $18 million, or 27%, as a result of improved asset quality in the Key Equipment Finance line of business.

KeyCorp Reports Fourth Quarter 2003 Earnings
January 16, 2004

Investment Management Services

				Percent change 4Q03 vs.
dollars in millions	4Q03	3Q03	4Q02	3Q03	4Q02

Summary of operations
Net interest income (TE)	$65	$65	$61	—%	6.6%
Noninterest income	154	143	149	7.7	3.4

Total revenue (TE)	219	208	210	5.3	4.3
Provision for loan losses	6	5	3	20.0	100.0
Noninterest expense	160	161	159	(.6)	.6

Income before income taxes (TE)	53	42	48	26.2	10.4
Allocated income taxes and TE adjustments	20	16	18	25.0	11.1

Net income	$33	$26	$30	26.9	10.0

Percent of consolidated net income	14%	11%	12%	N/A	N/A

Average balances
Loans	$5,151	$5,100	$4,890	1.0%	5.3%
Total assets	6,219	6,310	5,937	(1.4)	4.7
Deposits	6,779	6,382	4,724	6.2	43.5

TE = Taxable Equivalent, N/A = Not Applicable

Additional Investment Management Services Data
dollars in billions	4Q03	3Q03	4Q02

Assets under management	$68.7	$65.0	$61.7
Nonmanaged and brokerage assets	66.4	63.4	65.0

     Net income for Investment Management Services was $33 million for the fourth quarter of 2003, up from $30 million for the fourth quarter of last year. The increase was attributable to growth in both taxable-equivalent net interest income and noninterest income, and was offset in part by a higher provision for loan losses.

     Taxable-equivalent net interest income rose by $4 million, or 7%, from the fourth quarter of 2002, due primarily to strong growth in average core deposits. The positive effect of this growth was moderated, however, by the adverse effect of a less favorable interest rate spread on deposits and other funding sources.

     Noninterest income rose by $5 million, or 3%, due to a rise in the market value of assets under management, a higher level of brokerage commissions and the implementation of various pricing initiatives during 2003. These positive factors were offset in part by a decline in revenue resulting from the June 2002 sale of the 401(k) plan recordkeeping business.

     The provision for loan losses rose by $3 million, reflecting a higher level of net charge-offs in the McDonald Financial Group.

Other Segments

     Other segments consist of primarily Treasury, Principal Investing and the net effect of funds transfer pricing. These segments generated a net loss of $15 million for the fourth quarter of 2003, compared with net income of $9 million for the same period last year. The unfavorable change was due primarily to the net effect of funds transfer pricing. Internal rates used to assign credit for new deposits generated by the lines of business were higher than the yields available on various investment opportunities at the time. The decrease in earnings attributable to funds transfer pricing was offset in part by an improvement in principal investing results. For the fourth quarter of 2003, Key had net principal investing gains of $8 million ($5 million after tax), compared with net losses of $13 million ($8 million after tax) for the year-ago quarter.

KeyCorp Reports Fourth Quarter 2003 Earnings
January 16, 2004

Line of Business Descriptions

Consumer Banking

Retail Banking provides individuals with branch-based deposit and investment products; and personal finance services and loans, including residential mortgages, home equity and various types of installment loans.

Small Business provides businesses that have annual sales revenues of $10 million or less with deposit, investment and credit products, and business advisory services.

Consumer Finance includes: Indirect Lending and National Home Equity.

Indirect Lending offers automobile and marine loans to consumers through dealers, and finances inventory for automobile and marine dealers. This business unit also provides education loans, insurance and interest-free payment plans to students and their parents.

National Home Equity provides both prime and nonprime mortgage and home equity loan products to individuals. These products originate outside of Key’s retail branch system. This business unit also works with mortgage brokers and home improvement contractors to provide home equity and home improvement solutions.

Corporate and Investment Banking

Corporate Banking provides an array of products and services to large corporations, middle-market companies, financial institutions and government organizations. These products and services include: financing, treasury management, investment banking, derivatives and foreign exchange, debt and equity trading, and syndicated finance.

KeyBank Real Estate Capital provides construction and interim lending, permanent debt placements and servicing, and equity and investment banking services to developers, brokers and owner-investors. This line of business deals exclusively with nonowner-occupied properties (i.e., generally properties for which the owner occupies less than 60% of the premises).

Key Equipment Finance meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to other lines of business (primarily Corporate Banking), if those businesses are principally responsible for maintaining the relationship with the client.

Investment Management Services

Investment Management Services includes: Victory Capital Management and McDonald Financial Group.

Victory Capital Management manages or gives advice regarding investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, common funds or the Victory family of mutual funds.

McDonald Financial Group offers financial, estate and retirement planning and asset management services to assist high-net-worth clients with their banking, brokerage, trust, portfolio management, insurance, charitable giving and related needs.

KeyCorp Reports Fourth Quarter 2003 Earnings
January 16, 2004

     Cleveland-based KeyCorp is one of the nation’s largest bank-based financial services companies, with assets of approximately $84 billion. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. The company’s businesses deliver their products and services through 906 KeyCenters and offices; a network of 2,167 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, Key.com,® that provides account access and financial products 24 hours a day.

Notes to Editors:

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly earnings and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at www.Key.com/ir at 9:00 a.m. ET, on Friday, January 16, 2004. A tape of the call will be available through January 23.

For up-to-date company information, media contacts and facts and figures about Key’s lines of business visit our Media Newsroom at www.Key.com/newsroom.

This news release contains forward-looking statements about issues like anticipated earnings outlook, asset quality trends and anticipated improvement in profitability and competitiveness. Forward-looking statements by their nature are subject to assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: changes in interest rates; failure of the economy to continue to recover which could materially impact credit quality trends and the ability to generate loans; failure of the capital markets to function consistent with customary levels; delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses; consummation of significant business combinations or divestitures; new legal obligations or restrictions or unfavorable resolution of litigation; further disruption in the economy and the general business climate as a result of terrorist activities or military actions; and changes in accounting, tax or regulatory practices or requirements.

###

KeyCorp Reports Fourth Quarter 2003 Earnings
January 16, 2004

Financial Highlights
(dollars in millions, except per share amounts)

	Three months ended
	12-31-03	9-30-03	12-31-02
Summary of operations
Net interest income (TE)	$693	$690	$724
Noninterest income	466	463	446

Total revenue (TE)	1,159	1,153	1,170
Provision for loan losses	123	123	147
Noninterest expense	698	699	668
Net income	234	227	245
Per common share
Net income	$.56	$.54	$.58
Net income — assuming dilution	.55	.53	.57
Cash dividends paid	.305	.305	.30
Book value at period end	16.73	16.64	16.12
Market price at period end	29.32	25.57	25.14
Performance ratios
Return on average total assets	1.11%	1.06%	1.17%
Return on average equity	13.37	13.06	14.46
Net interest margin (TE)	3.78	3.73	3.98
Capital ratios at period end
Equity to assets	8.25%	8.26%	8.02%
Tangible equity to tangible assets	6.94	6.94	6.73
Tier 1 risk-based capital[a]	8.29	8.23	7.74
Total risk-based capital[a]	12.53	12.48	12.11
Leverage[a]	8.55	8.37	8.16
Asset quality
Net loan charge-offs	$123	$123	$186
Net loan charge-offs to average loans	.78%	.77%	1.18%
Allowance for loan losses	$1,406	$1,405	$1,452
Allowance for loan losses to period-end loans	2.24%	2.24%	2.32%
Allowance for loan losses to nonperforming loans	202.59	176.73	153.98
Nonperforming loans at period end	$694	$795	$943
Nonperforming assets at period end	753	862	993
Nonperforming loans to period-end loans	1.11%	1.27%	1.51%
Nonperforming assets to period-end loans plus OREO and other nonperforming assets	1.20	1.37	1.59
Other data
Average full-time equivalent employees	19,618	20,059	20,485
KeyCenters	906	900	910
Taxable-equivalent adjustment	$22	$13	$12

KeyCorp Reports Fourth Quarter 2003 Earnings
January 16, 2004

Financial Highlights (continued)
(dollars in millions, except per share amounts)

	Twelve months ended
	12-31-03	12-31-02
Summary of operations
Net interest income (TE)	$2,796	$2,869
Noninterest income	1,760	1,769

Total revenue (TE)	4,556	4,638
Provision for loan losses	501	553
Noninterest expense	2,742	2,653
Net income	903	976
Per common share
Net income	$2.13	$2.29
Net income— assuming dilution	2.12	2.27
Cash dividends paid	1.22	1.20
Performance ratios
Return on average total assets	1.07%	1.19%
Return on average equity	13.08	14.96
Net interest margin (TE)	3.80	3.97
Asset quality
Net loan charge-offs	$548	$780
Net loan charge-offs to average loans	.87%	1.23%
Other data
Average full-time equivalent employees	20,034	20,816
Taxable-equivalent adjustment	$71	$120

(a) 12-31-03 ratio is estimated.

TE = Taxable Equivalent

KeyCorp Reports Fourth Quarter 2003 Earnings
January 16, 2004

Consolidated Balance Sheets
(dollars in millions)

	12-31-03	9-30-03	12-31-02
Assets
Loans	$62,711	$62,723	$62,457
Investment securities	98	106	120
Securities available for sale	7,638	7,550	8,507
Short-term investments	1,604	1,776	1,632
Other investments	1,092	1,103	919

Total earning assets	73,143	73,258	73,635
Allowance for loan losses	(1,406)	(1,405)	(1,452)
Cash and due from banks	2,712	2,398	3,364
Premises and equipment	606	614	644
Goodwill	1,150	1,154	1,142
Other intangible assets	37	41	35
Corporate-owned life insurance	2,512	2,483	2,414
Accrued income and other assets	5,733	5,917	5,420

Total assets	$84,487	$84,460	$85,202

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$18,947	$18,389	$16,249
Savings deposits	2,083	2,079	2,029
Certificates of deposit ($100,000 or more)	4,891	4,887	4,749
Other time deposits	11,008	11,034	11,946

Total interest-bearing	36,929	36,389	34,973
Noninterest-bearing	11,175	10,947	10,630
Deposits in foreign office— interest-bearing	2,754	1,403	3,743

Total deposits	50,858	48,739	49,346
Federal funds purchased and securities sold under repurchase agreements	2,667	4,804	3,862
Bank notes and other short-term borrowings	2,947	2,707	2,823
Accrued expense and other liabilities	5,752	5,891	5,471
Long-term debt	15,294	15,342	15,605
Capital securities of subsidiary trusts	—	—	1,260

Total liabilities	77,518	77,483	78,367
Shareholders’ equity
Preferred stock	—	—	—
Common shares	492	492	492
Capital surplus	1,448	1,454	1,449
Retained earnings	6,838	6,732	6,448
Treasury stock	(1,801)	(1,718)	(1,593)
Accumulated other comprehensive income (loss)	(8)	17	39

Total shareholders’ equity	6,969	6,977	6,835

Total liabilities and shareholders’ equity	$84,487	$84,460	$85,202

Common shares outstanding (000)	416,494	419,266	423,944

KeyCorp Reports Fourth Quarter 2003 Earnings
January 16, 2004

Consolidated Statements of Income
(dollars in millions, except per share amounts)

	Three months ended			Twelve months ended
	12-31-03	9-30-03	12-31-02	12-31-03	12-31-02
Interest income
Loans	$856	$880	$956	$3,550	$3,913
Taxable investment securities	1	—	—	1	—
Tax-exempt investment securities	1	2	2	6	10
Securities available for sale	82	77	107	356	389
Short-term investments	8	6	7	30	30
Other investments	8	6	5	27	24

Total interest income	956	971	1,077	3,970	4,366
Interest expense
Deposits	164	168	202	703	897
Federal funds purchased and securities sold under repurchase agreements	9	12	20	50	90
Bank notes and other short-term borrowings	14	13	14	60	79
Long-term debt, including capital securities	98	101	129	432	551

Total interest expense	285	294	365	1,245	1,617

Net interest income	671	677	712	2,725	2,749
Provision for loan losses	123	123	147	501	553

	548	554	565	2,224	2,196
Noninterest income
Trust and investment services income	147	139	142	549	609
Service charges on deposit accounts	88	93	99	364	405
Investment banking and capital markets income	51	52	42	190	172
Letter of credit and loan fees	49	42	41	162	134
Corporate-owned life insurance income	33	27	31	114	108
Net gains from loan securitizations and sales	22	39	22	90	56
Electronic banking fees	19	20	20	80	79
Net securities gains	2	2	5	11	6
Other income	55	49	44	200	200

Total noninterest income	466	463	446	1,760	1,769
Noninterest expense
Personnel	379	380	354	1,493	1,436
Net occupancy	57	56	56	228	226
Computer processing	47	43	45	178	192
Equipment	32	35	33	133	136
Marketing	32	30	33	120	122
Professional fees	32	30	29	119	92
Other expense	119	125	118	471	449

Total noninterest expense	698	699	668	2,742	2,653

Income before income taxes	316	318	343	1,242	1,312
Income taxes	82	91	98	339	336

Net income	$234	$227	$245	$903	$976

Net income per common share	$.56	$.54	$.58	$2.13	$2.29
Net income per common share — assuming dilution	.55	.53	.57	2.12	2.27
Weighted average common shares outstanding (000)	420,043	421,971	424,578	422,776	425,451
Weighted average common shares and potential common shares outstanding (000)	423,752	425,669	429,531	426,157	430,703

KeyCorp Reports Fourth Quarter 2003 Earnings
January 16, 2004

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
(dollars in millions)

	Fourth Quarter 2003			Third Quarter 2003			Fourth Quarter 2002
	Average			Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans:[a,b]
Commercial, financial and agricultural	$16,847	$198	4.69%	$17,188	$202	4.65%	$17,362	$220	5.01%
Real estate — commercial mortgage	5,812	76	5.21	5,859	77	5.21	6,168	88	5.66
Real estate — construction	5,138	68	5.22	5,196	66	5.05	5,856	78	5.27
Commercial lease financing	8,172	122	5.95	7,995	118	5.91	7,356	112	6.13

Total commercial loans	35,969	464	5.14	36,238	463	5.07	36,742	498	5.39
Real estate — residential	1,639	25	6.32	1,707	28	6.43	2,029	33	6.72
Home equity	14,999	209	5.54	14,862	218	5.80	13,649	226	6.55
Consumer — direct	2,138	38	7.12	2,162	39	7.19	2,153	44	8.17
Consumer — indirect lease financing	350	9	9.65	460	11	9.60	1,001	24	9.42
Consumer — indirect other	5,116	106	8.16	5,123	105	8.23	5,117	116	9.05

Total consumer loans	24,242	387	6.34	24,314	401	6.55	23,949	443	7.36
Loans held for sale	2,353	26	4.47	2,526	29	4.53	1,986	26	5.28

Total loans	62,564	877	5.58	63,078	893	5.62	62,677	967	6.14
Taxable investment securities	17	1	4.35	14	—	4.46	1	—	8.85
Tax-exempt investment securities[a]	85	2	9.75	91	2	9.76	132	3	9.32

Total investment securities	102	3	8.88	105	2	9.07	133	3	9.31
Securities available for sale[a,c]	7,474	82	4.39	7,877	77	3.91	7,598	107	5.60
Short-term investments	1,855	8	1.73	1,531	6	1.70	1,240	7	2.12
Other investments[c]	1,118	8	2.70	1,032	6	2.68	906	5	2.39

Total earning assets	73,113	978	5.32	73,623	984	5.32	72,554	1,089	5.97
Allowance for loan losses	(1,398)			(1,396)			(1,471)
Accrued income and other assets	12,285			12,495			11,652

Total assets	$84,000			$84,722			$82,735

Liabilities
NOW and money market deposit accounts	$18,760	31	.65	$18,381	35	.75	$15,131	40	1.03
Savings deposits	2,069	2	.39	2,092	2	.48	1,981	4	.63
Certificates of deposit ($100,000 or more)[d]	4,886	45	3.77	4,898	46	3.78	4,741	51	4.29
Other time deposits	11,023	81	2.91	11,073	81	2.89	12,213	101	3.29
Deposits in foreign office	1,750	5	.96	1,627	4	1.04	1,974	6	1.43

Total interest-bearing deposits	38,488	164	1.69	38,071	168	1.76	36,040	202	2.22
Federal funds purchased and securities sold under repurchase agreements	3,953	9	.93	5,133	12	.93	5,502	20	1.44
Bank notes and other short-term borrowings	2,698	14	1.92	2,559	13	2.05	2,192	14	2.53
Long-term debt, including capital securities[d]	15,214	98	2.64	15,421	101	2.68	17,040	129	3.09

Total interest-bearing liabilities	60,353	285	1.89	61,184	294	1.93	60,774	365	2.40

Noninterest-bearing deposits	10,904			10,628			9,926
Accrued expense and other liabilities	5,797			6,016			5,314

Total liabilities	77,054			77,828			76,014
Shareholders’ equity	6,946			6,894			6,721

Total liabilities and shareholders’ equity	$84,000			$84,722			$82,735

Interest rate spread (TE)			3.43%			3.39%			3.57%

Net interest income (TE) and net interest margin (TE)		693	3.78%		690	3.73%		724	3.98%

TE adjustment[a]		22			13			12

Net interest income, GAAP basis		$671			$677			$712

Capital securities	—	—		—	—		$1,233	$18

(a)		Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b)		For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)		Yield is calculated on the basis of amortized cost.

(d)		Rate calculation excludes basis adjustments related to fair value hedges.

TE	=	Taxable Equivalent

GAAP = Accounting Principles Generally Accepted in the United States

KeyCorp Reports Fourth Quarter 2003 Earnings
January 16, 2004

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
(dollars in millions)

	Twelve months ended December 31, 2003			Twelve months ended December 31, 2002
	Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans:[a,b]
Commercial, financial and agricultural	$17,161	$824	4.80%	$17,767	$907	5.10%
Real estate — commercial mortgage	5,909	315	5.32	6,345	373	5.87
Real estate — construction	5,335	274	5.14	5,851	315	5.38
Commercial lease financing	7,961	482	6.05	7,263	491	6.76

Total commercial loans	36,366	1,895	5.21	37,226	2,086	5.60
Real estate — residential	1,762	115	6.50	2,126	149	7.00
Home equity	14,578	863	5.92	13,028	889	6.82
Consumer — direct	2,141	157	7.35	2,206	183	8.29
Consumer — indirect lease financing	545	52	9.51	1,405	126	8.96
Consumer — indirect other	5,040	423	8.38	5,155	471	9.15

Total consumer loans	24,066	1,610	6.69	23,920	1,818	7.60
Loans held for sale	2,447	112	4.60	2,247	123	5.52

Total loans	62,879	3,617	5.75	63,393	4,027	6.35
Taxable investment securities	9	1	4.75	1	—	8.59
Tax-exempt investment securities[a]	103	10	9.43	180	16	8.67

Total investment securities	112	11	9.03	181	16	8.67
Securities available for sale[a,c]	7,865	356	4.55	6,359	389	6.14
Short-term investments	1,650	30	1.84	1,496	30	1.99
Other investments[c]	1,023	27	2.62	871	24	2.57

Total earning assets	73,529	4,041	5.49	72,300	4,486	6.20
Allowance for loan losses	(1,410)			(1,553)
Accrued income and other assets	12,229			11,034

Total assets	$84,348			$81,781

Liabilities
NOW and money market deposit accounts	$17,913	149	.83	$13,761	131	.95
Savings deposits	2,072	10	.50	1,986	13	.67
Certificates of deposit ($100,000 or more)[d]	4,796	186	3.93	4,741	218	4.63
Other time deposits	11,330	336	2.96	12,859	496	3.86
Deposits in foreign office	1,885	22	1.13	2,336	39	1.67

Total interest-bearing deposits	37,996	703	1.85	35,683	897	2.52
Federal funds purchased and securities sold under repurchase agreements	4,739	50	1.06	5,527	90	1.63
Bank notes and other short-term borrowings	2,612	60	2.29	2,943	79	2.67
Long-term debt, including capital securities[d]	16,049	432	2.79	16,961	551	3.29

Total interest-bearing liabilities	61,396	1,245	2.05	61,114	1,617	2.66
Noninterest-bearing deposits	10,347			9,098
Accrued expense and other liabilities	5,702			5,045

Total liabilities	77,445			75,257
Shareholders’ equity	6,903			6,524

Total liabilities and shareholders’ equity	$84,348			$81,781

Interest rate spread (TE)			3.44%			3.54%

Net interest income (TE) and net interest margin (TE)		2,796	3.80%		2,869	3.97%

TE adjustment[a]		71			120

Net interest income, GAAP basis		$2,725			$2,749

Capital securities	$629	$36		$1,254	$78

(a)		Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b)		For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)		Yield is calculated on the basis of amortized cost.

(d)		Rate calculation excludes basis adjustments related to fair value hedges.

TE	=	Taxable Equivalent

GAAP = Accounting Principles Generally Accepted in the United States

KeyCorp Reports Fourth Quarter 2003 Earnings
January 16, 2004

Noninterest Income
(in millions)

	Three months ended			Twelve months ended
	12-31-03	9-30-03	12-31-02	12-31-03	12-31-02
Trust and investment services income[a]	$147	$139	$142	$549	$609
Service charges on deposit accounts	88	93	99	364	405
Investment banking and capital markets income[a]	51	52	42	190	172
Letter of credit and loan fees	49	42	41	162	134
Corporate-owned life insurance income	33	27	31	114	108
Net gains from loan securitizations and sales	22	39	22	90	56
Electronic banking fees	19	20	20	80	79
Net securities gains	2	2	5	11	6
Other income:
Insurance income	12	12	15	50	57
Loan securitization servicing fees	1	2	2	7	9
Credit card fees	3	2	3	11	9
Miscellaneous income	39	33	24	132	125

Total other income	55	49	44	200	200

Total noninterest income	$466	$463	$446	$1,760	$1,769

(a) Additional detail provided in tables below.

Trust and Investment Services Income
(in millions)

	Three months ended			Twelve months ended
	12-31-03	9-30-03	12-31-02	12-31-03	12-31-02
Brokerage commission income	$50	$47	$50	$192	$198
Personal asset management and custody fees	45	39	36	155	156
Institutional asset management and custody fees	9	10	16	39	77
Bond services	10	10	8	38	36
All other fees	33	33	32	125	142

Total trust and investment services income	$147	$139	$142	$549	$609

Investment Banking and Capital Markets Income
(in millions)

	Three months ended			Twelve months ended
	12-31-03	9-30-03	12-31-02	12-31-03	12-31-02
Investment banking income	$39	$23	$43	$106	$121
Net gains (losses) from principal investing	8	16	(13)	40	(14)
Foreign exchange income	11	10	7	36	33
Dealer trading and derivatives income (loss)	(7)	3	5	8	32

Total investment banking and capital markets income	$51	$52	$42	$190	$172

KeyCorp Reports Fourth Quarter 2003 Earnings
January 16, 2004

Noninterest Expense
(dollars in millions)

	Three months ended			Twelve months ended
	12-31-03	9-30-03	12-31-02	12-31-03	12-31-02
Personnel[a]	$379	$380	$354	$1,493	$1,436
Net occupancy	57	56	56	228	226
Computer processing	47	43	45	178	192
Equipment	32	35	33	133	136
Marketing	32	30	33	120	122
Professional fees	32	30	29	119	92
Other expense:
Postage and delivery	14	15	15	57	59
Telecommunications	8	8	9	32	35
Equity- and gross receipts-based taxes	5	5	6	20	26
OREO expense, net	6	5	3	16	7
Miscellaneous expense	86	92	85	346	322

Total other expense	119	125	118	471	449

Total noninterest expense	$698	$699	$668	$2,742	$2,653

Average full-time equivalent employees	19,618	20,059	20,485	20,034	20,816

(a) Additional detail provided in table below.

Personnel Expense
(in millions)

	Three months ended			Twelve months ended
	12-31-03	9-30-03	12-31-02	12-31-03	12-31-02
Salaries	$211	$215	$212	$858	$858
Incentive compensation	94	94	90	338	349
Employee benefits	57	63	46	255	217
Stock-based compensation	8	8	2	23	7
Severance	9	—	4	19	5

Total personnel expense	$379	$380	$354	$1,493	$1,436

KeyCorp Reports Fourth Quarter 2003 Earnings
January 16, 2004

Loan Composition
(in millions)

				Percent change 12-31-03 vs.
	12-31-03	9-30-03	12-31-02	9-30-03	12-31-02
Commercial, financial and agricultural	$17,012	$17,118	$17,425	(.6)%	(2.4)%
Commercial real estate:
Commercial mortgage	5,677	5,822	6,015	(2.5)	(5.6)
Construction	4,978	5,236	5,659	(4.9)	(12.0)

Total commercial real estate loans	10,655	11,058	11,674	(3.6)	(8.7)
Commercial lease financing	8,522	8,123	7,513	4.9	13.4

Total commercial loans	36,189	36,299	36,612	(.3)	(1.2)
Real estate — residential mortgage	1,613	1,665	1,968	(3.1)	(18.0)
Home equity	15,038	14,879	13,804	1.1	8.9
Consumer — direct	2,119	2,154	2,161	(1.6)	(1.9)
Consumer — indirect:
Automobile lease financing	305	400	873	(23.8)	(65.1)
Automobile loans	2,025	2,093	2,181	(3.2)	(7.2)
Marine	2,506	2,489	2,088	.7	20.0
Other	542	561	667	(3.4)	(18.7)

Total consumer — indirect loans	5,378	5,543	5,809	(3.0)	(7.4)

Total consumer loans	24,148	24,241	23,742	(.4)	1.7
Loans held for sale:
Commercial, financial and agricultural	—	—	41	—	—
Real estate — commercial mortgage	154	210	193	(26.7)	(20.2)
Real estate — residential mortgage	18	59	57	(69.5)	(68.4)
Education	2,202	1,914	1,812	15.0	21.5

Total loans held for sale	2,374	2,183	2,103	8.7	12.9

Total loans	$62,711	$62,723	$62,457	—	.4

KeyCorp Reports Fourth Quarter 2003 Earnings
January 16, 2004

Summary of Loan Loss Experience
(dollars in millions)

	Three months ended			Twelve months ended
	12-31-03	9-30-03	12-31-02	12-31-03	12-31-02
Average loans outstanding during the period	$62,564	$63,078	$62,677	$62,879	$63,393

Allowance for loan losses at beginning of period	$1,405	$1,405	$1,489	$1,452	$1,677
Loans charged off:
Commercial, financial and agricultural	59	61	86	284	407

Real estate — commercial mortgage	3	11	19	39	78
Real estate — construction	2	1	5	7	22

Total commercial real estate loans	5	12	24	46	100
Commercial lease financing	15	14	38	60	94

Total commercial loans	79	87	148	390	601
Real estate — residential mortgage	5	2	2	10	6
Home equity	16	15	14	60	56
Consumer — direct	10	12	13	47	51
Consumer — indirect lease financing	3	3	6	15	25
Consumer — indirect other	37	40	42	156	166

Total consumer loans	71	72	77	288	304

	150	159	225	678	905
Recoveries:
Commercial, financial and agricultural	9	11	19	36	44

Real estate — commercial mortgage	1	2	3	11	6
Real estate — construction	—	—	—	3	2

Total commercial real estate loans	1	2	3	14	8
Commercial lease financing	2	6	3	13	9

Total commercial loans	12	19	25	63	61
Real estate — residential mortgage	—	—	—	1	1
Home equity	1	1	1	5	4
Consumer — direct	2	3	2	9	8
Consumer — indirect lease financing	1	2	2	6	8
Consumer — indirect other	11	11	9	46	43

Total consumer loans	15	17	14	67	64

	27	36	39	130	125

Net loans charged off	(123)	(123)	(186)	(548)	(780)
Provision for loan losses	123	123	147	501	553
Allowance related to loans acquired	—	—	2	—	2
Foreign currency translation adjustment	1	—	—	1	—

Allowance for loan losses at end of period	$1,406	$1,405	$1,452	$1,406	$1,452

Net loan charge-offs to average loans	.78%	.77%	1.18%	.87%	1.23%
Allowance for loan losses to period-end loans	2.24	2.24	2.32	2.24	2.32
Allowance for loan losses to nonperforming loans	202.59	176.73	153.98	202.59	153.98

KeyCorp Reports Fourth Quarter 2003 Earnings
January 16, 2004

Summary of Nonperforming Assets and Past Due Loans
(dollars in millions)

	12-31-03	9-30-03	6-30-03	3-31-03	12-31-02
Commercial, financial and agricultural	$252	$345	$361	$381	$448

Real estate — commercial mortgage	85	89	143	165	157
Real estate — construction	25	38	22	37	50

Total commercial real estate loans	110	127	165	202	207
Commercial lease financing	103	108	92	91	69

Total commercial loans	465	580	618	674	724
Real estate — residential mortgage	39	36	38	39	36
Home equity	153	151	152	154	146
Consumer — direct	14	12	13	13	13
Consumer — indirect lease financing	3	3	4	5	5
Consumer — indirect other	20	13	12	19	19

Total consumer loans	229	215	219	230	219

Total nonperforming loans	694	795	837	904	943

OREO	61	69	60	62	48
Allowance for OREO losses	(4)	(4)	(3)	(3)	(3)

OREO, net of allowance	57	65	57	59	45

Other nonperforming assets	2	2	3	5	5

Total nonperforming assets	$753	$862	$897	$968	$993

Accruing loans past due 90 days or more	$152	$165	$172	$207	$198
Accruing loans past due 30 through 89 days	613	710	731	721	790
Nonperforming loans to period-end loans	1.11%	1.27%	1.32%	1.44%	1.51%
Nonperforming assets to period-end loans plus OREO and other nonperforming assets	1.20	1.37	1.42	1.54	1.59

Summary of Changes in Nonperforming Loans
(in millions)

	4Q03	3Q03	2Q03	1Q03	4Q02
Balance at beginning of period	$795	$837	$904	$943	$987
Loans placed on nonaccrual status	111	240	168	237	339
Charge-offs	(123)	(123)	(141)	(161)	(186)
Loans sold	(40)	(73)	(42)	(23)	(36)
Payments	(46)	(73)	(26)	(58)	(149)
Transfers to OREO	—	(6)	(1)	(19)	—
Loans returned to accrual status	(3)	(7)	(25)	(15)	(13)
Acquisition of Union Bankshares, Ltd.	—	—	—	—	1

Balance at end of period	$694	$795	$837	$904	$943

KeyCorp Reports Fourth Quarter 2003 Earnings
January 16, 2004

Line of Business Results
(dollars in millions)

Consumer Banking

						Percent change 4Q03 vs.
	4Q03	3Q03	2Q03	1Q03	4Q02	3Q03	4Q02
Summary of operations
Total revenue (TE)	$595	$616	$581	$560	$575	(3.4)%	3.5%
Provision for loan losses	68	70	65	78	77	(2.9)	(11.7)
Noninterest expense	354	355	353	330	336	(.3)	5.4
Net income	108	120	102	94	101	(10.0)	6.9
Average loans	29,160	29,100	28,874	28,476	27,864	.2	4.7
Average deposits	34,945	34,999	34,780	34,357	33,910	(.2)	3.1
Net loan charge-offs	68	70	64	79	77	(2.9)	(11.7)
Return on average allocated equity	19.20%	21.08%	18.35%	17.34%	18.92%	N/A	N/A
Average full-time equivalent employees	8,302	8,508	8,451	8,522	8,327	(2.4)	(.3)

Supplementary information (lines of business)
Retail Banking
Total revenue (TE)	$339	$342	$334	$321	$334	(.9)%	1.5%
Provision for loan losses	14	14	15	16	18	—	(22.2)
Noninterest expense	210	212	213	201	204	(.9)	2.9
Net income	72	73	66	65	70	(1.4)	2.9
Average loans	10,280	10,194	9,839	9,570	9,377	.8	9.6
Average deposits	29,894	30,051	30,181	29,929	29,548	(.5)	1.2
Net loan charge-offs	14	14	15	16	17	—	(17.6)
Return on average allocated equity	44.70%	45.25%	41.62%	41.64%	46.91%	N/A	N/A
Average full-time equivalent employees	6,012	6,203	6,133	6,190	6,025	(3.1)	(.2)

Small Business
Total revenue (TE)	$102	$102	$98	$95	$97	—%	5.2%
Provision for loan losses	16	17	17	17	15	(5.9)	6.7
Noninterest expense	48	48	49	45	45	—	6.7
Net income	24	23	20	21	23	4.3	4.3
Average loans	4,353	4,406	4,438	4,417	4,297	(1.2)	1.3
Average deposits	4,673	4,563	4,264	4,076	4,005	2.4	16.7
Net loan charge-offs	16	17	17	17	15	(5.9)	6.7
Return on average allocated equity	22.94%	21.94%	19.71%	21.35%	23.70%	N/A	N/A
Average full-time equivalent employees	401	404	404	381	331	(.7)	21.1

Consumer Finance
Total revenue (TE)	$154	$172	$149	$144	$144	(10.5)%	6.9%
Provision for loan losses	38	39	33	45	44	(2.6)	(13.6)
Noninterest expense	96	95	91	84	87	1.1	10.3
Net income	12	24	16	8	8	(50.0)	50.0
Average loans	14,527	14,500	14,597	14,489	14,190	.2	2.4
Average deposits	378	385	335	352	357	(1.8)	5.9
Net loan charge-offs	38	39	32	46	45	(2.6)	(15.6)
Return on average allocated equity	4.04%	7.91%	5.41%	2.78%	2.78%	N/A	N/A
Average full-time equivalent employees	1,889	1,901	1,914	1,951	1,971	(.6)	(4.2)

KeyCorp Reports Fourth Quarter 2003 Earnings
January 16, 2004

Line of Business Results (continued)
(dollars in millions)

Corporate and Investment Banking

						Percent change 4Q03 vs.
	4Q03	3Q03	2Q03	1Q03	4Q02	3Q03	4Q02
Summary of operations
Total revenue (TE)	$415	$385	$385	$368	$407	7.8%	2.0%
Provision for loan losses	49	48	56	50	67	2.1	(26.9)
Noninterest expense	190	182	181	167	181	4.4	5.0
Net income	110	97	92	95	100	13.4	10.0
Average loans	27,244	27,784	28,126	28,344	28,665	(1.9)	(5.0)
Average deposits	4,838	4,621	4,145	4,043	3,926	4.7	23.2
Net loan charge-offs	49	48	73	79	106	2.1	(53.8)
Return on average allocated equity	13.15%	11.47%	10.95%	11.49%	12.00%	N/A	N/A
Average full-time equivalent employees	2,469	2,475	2,439	2,453	2,478	(.2)	(.4)

Supplementary information (lines of business)
Corporate Banking
Total revenue (TE)	$224	$224	$222	$220	$238	—%	(5.9)%
Provision for loan losses	38	42	48	39	38	(9.5)	—
Noninterest expense	125	119	119	112	120	5.0	4.2
Net income	38	40	34	44	51	(5.0)	(25.5)
Average loans	13,110	13,653	13,956	14,220	14,773	(4.0)	(11.3)
Average deposits	3,854	3,777	3,420	3,366	3,207	2.0	20.2
Net loan charge-offs	39	42	65	68	77	(7.1)	(49.4)
Return on average allocated equity	7.95%	8.11%	6.81%	8.79%	9.87%	N/A	N/A
Average full-time equivalent employees	1,198	1,184	1,172	1,212	1,247	1.2	(3.9)

KeyBank Real Estate Capital
Total revenue (TE)	$115	$94	$93	$80	$116	22.3%	(.9)%
Provision for loan losses	3	1	(1)	4	1	200.0	200.0
Noninterest expense	39	38	36	31	41	2.6	(4.9)
Net income	46	34	36	28	46	35.3	—
Average loans	7,147	7,303	7,406	7,497	7,753	(2.1)	(7.8)
Average deposits	970	830	712	665	710	16.9	36.6
Net loan charge-offs (recoveries)	2	1	(1)	4	1	100.0	100.0
Return on average allocated equity	20.03%	15.21%	16.75%	13.70%	22.87%	N/A	N/A
Average full-time equivalent employees	656	671	655	635	618	(2.2)	6.1

Key Equipment Finance
Total revenue (TE)	$76	$67	$70	$68	$53	13.4%	43.4%
Provision for loan losses	8	5	9	7	28	60.0	(71.4)
Noninterest expense	26	25	26	24	20	4.0	30.0
Net income	26	23	22	23	3	13.0	766.7
Average loans	6,987	6,828	6,764	6,627	6,139	2.3	13.8
Average deposits	14	14	13	12	9	—	55.6
Net loan charge-offs	8	5	9	7	28	60.0	(71.4)
Return on average allocated equity	20.19%	17.86%	17.51%	18.88%	2.59%	N/A	N/A
Average full-time equivalent employees	615	620	612	606	613	(.8)	.3

KeyCorp Reports Fourth Quarter 2003 Earnings
January 16, 2004

Line of Business Results (continued)
(dollars in millions)

Investment Management Services

						Percent change 4Q03 vs.
	4Q03	3Q03	2Q03	1Q03	4Q02	3Q03	4Q02
Summary of operations
Total revenue (TE)	$219	$208	$188	$192	$210	5.3%	4.3%
Provision for loan losses	6	5	4	2	3	20.0	100.0
Noninterest expense	160	161	157	157	159	(.6)	.6
Net income	33	26	16	21	30	26.9	10.0
Average loans	5,151	5,100	5,031	4,957	4,890	1.0	5.3
Average deposits	6,779	6,382	5,939	5,215	4,724	6.2	43.5
Net loan charge-offs	6	5	4	3	3	20.0	100.0
Return on average allocated equity	20.65%	16.72%	10.66%	13.92%	19.80%	N/A	N/A
Average full-time equivalent employees	2,722	2,791	2,859	2,967	3,032	(2.5)	(10.2)

N/M = Not Meaningful
N/A = Not Applicable
TE = Taxable Equivalent